UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2013

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 29, 2013, InterMune, Inc. (the “Company”) completed the sale and issuance of 975,000 shares (the “Shares”) of its common stock, par value $0.001 (“Common Stock”), pursuant to the exercise in full of the underwriters option to purchase additional shares of the Company’s Common Stock granted under the Company’s Underwriting Agreement, dated November 5, 2013, entered into with Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

The net proceeds to the Company from the sale of the Shares was approximately $12.0 million, after deducting underwriting discounts and commissions. After giving effect to the exercise in full of the underwriters’ option to purchase the additional shares, the total net proceeds to the Company from its public offering were $91.5 million, after deducting underwriting discounts and commission and estimated offering expenses payable by the Company.

The Shares have been registered pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-189467) (the “Registration Statement”) filed with and declared effective by the Securities and Exchange Commission (the “Commission”), including the prospectus supplement filed by the Company with the Commission, dated November 5, 2013 (the “Prospectus Supplement”), to the prospectus contained in the Registration Statement dated July 18, 2013.

For additional information related to the Company’s public offering, please see its Current Report on Form 8-K filed with the Commission on November 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2013	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman
Executive Vice President of Finance Administration
and Chief Financial Officer